UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2010

TELENAV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1130 Kifer Road

Sunnyvale, California 94086

(Address of principal executive offices) (Zip code)

(408) 245-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements for Calendar Year 2011 and Option Grants for Certain Executive Officers

On October 31, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of TeleNav, Inc. (the “Company”) approved the calendar year 2011 compensation arrangements of and stock option grants to certain executive officers of the Company. The calendar year 2011 compensation arrangements for and stock option grants to such executive officers are as follows:

Name	Base Salary for Calendar Year 2011	Bonus Target for Calendar Year 2011	Number of Shares Subject to Stock Options Approved on October 31, 2010	Exercise Price per Share of Stock Options
HP Jin Chairman, Chief Executive Officer and President	$280,000	70%	250,000	$6.55
Douglas Miller Chief Financial Officer and Treasurer	260,000	50	100,000	6.55
Y.C. Chao Vice President, Research and Development	220,000	50	100,000	6.55
Salman Dhanani Vice President, Products	220,000	50	100,000	6.55
Loren Hillberg General Counsel and Secretary	220,000	45	85,000	6.55
Robert Rennard Chief Technical Officer	240,000	50	100,000	6.55
Hassan Wahla Vice President, Business Development and Carrier Sales	220,000	50	100,000	6.55

The base salaries listed for the executive officers in the table above are effective as of November 1, 2010.

The bonus targets specified for the executive officers in the table above are for use under the Company’s 2009 Bonus Plan, and the individual and corporate key performance indicators relating to the bonuses of the executive officers for calendar year 2011 will be determined by the Committee at a subsequent meeting. The Company’s Chief Executive Officer may make adjustments to the bonus targets of up to 15% of each bonus target pursuant to the terms of the 2009 Bonus Plan.

The grants of stock options to the Company’s executive officers listed in the table above were effective as of November 2, 2010. The shares subject to these stock options began to vest on November 2, 2010 (the “Vesting Commencement Date”) and will vest as to 1/4 of the shares subject to the stock option on the first anniversary of the Vesting Commencement Date and as to 1/36 of the remaining shares each month thereafter on the same day of the month as the Vesting Commencement Date, subject to the executive officer’s continuous status as a service provider. Each such stock option is granted under the Company’s 2009 Equity Incentive Plan.

The Committee also approved a one time payment of $150,000 to Mr. Dhanani for costs relating to his relocation to the Company’s headquarters in Sunnyvale, California from Seattle, Washington.

Amended Compensation Arrangements and Option Grants for Non-Employee Directors

On October 31, 2010, the Committee approved an amendment to the annual cash retainers provided to the Company’s non-employee director to be effective on December 7, 2010, the date of the Company’s 2010 annual meeting of stockholders, such that the annual retainers for the Company’s non-employee directors are as follows:

Annual Retainer for Non-Employee Directors	$25,000
Annual Retainer for Audit Committee Chairman	10,000
Annual Retainer for Compensation Committee Chairman	5,000

On October 31, 2010, the Committee also approved stock option grants to the Company’s non-employee directors as follows:

Name	Number of Shares Subject to Stock Options Approved on October 31, 2010	Exercise Price per Share of Stock Options
Shawn Carolan	10,000	$6.55
Samuel Chen	10,000	6.55
Hon Jane (Jason) Chiu	10,000	6.55
Soo Boon Koh	10,000	6.55
Joseph Zaelit	10,000	6.55

The grants of stock options to the Company’s non-employee directors listed in the table above were effective as of November 2, 2010. The shares subject to these stock options began to vest on November 2, 2010 and will vest as to 1/12 of the shares subject to the stock option on the first day of each month thereafter, subject to the non-employee director’s continuous status as a service provider. Each such stock option is granted under the Company’s 2009 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: November 4, 2010	By:	/S/ DOUGLAS MILLER
	Name:	Douglas Miller
	Title:	Chief Financial Officer